   As filed with the Securities and Exchange Commission on August 20, 1997.

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                 -------------

                            ATRIA COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     61-1303738
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                             515 West Market Street
                          Louisville, Kentucky  40202
              (Address of Principal Executive Offices) (Zip Code)

                                 -------------

                            ATRIA COMMUNITIES, INC.
                   Vencor Employees' Stock Option Agreements
                            (Full title of the Plan)

                                 -------------

                                AUDRA J. ECKERLE
                                General Counsel
                            Atria Communities, Inc.
                             515 West Market Street
                          Louisville, Kentucky  40202
                                 (502) 596-7540
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                 -------------

                            CALCULATION OF REGISTRATION FEE
==========================================================================================
    Title of           Amount           Proposed         Proposed maximum      Amount of
   securities          to be        maximum offering        aggregate         registration
to be registered     registered    price per share(1)    offering price(1)        fee
------------------------------------------------------------------------------------------
Common Stock,
par value $.10      90,000 shares        $16.75              $1,507,500          $457
==========================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low prices per share as reported on the National Association of Securities Dealers - National Market System on August 18, 1997.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

       The following documents filed by Atria Communities, Inc. ("Registrant") with the Securities and Exchange Commission (Commission File No. 0-21159) are incorporated by reference into this Registration Statement:

       (a) The Prospectus dated July 2, 1997 filed pursuant to Securities Act Rule 424(b) as part of the Company's Form S-1 Registration Statement (Reg. No. 333-28577) relating to its offering of Common Stock;

       (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed August 5, 1997;

       (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed April 30, 1997;

       (d) The Registrant's Report on Form 8-K, as filed April 11, 1997;

       (e) The description of the Company's Common Stock as contained in the Registration Statement on Form 8-A, dated August 20, 1996, filed by the Company to register the Common Stock under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock hereby.

       All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     Item 4.  Description of Securities.

       Not Applicable.

     Item 5.  Interests of Named Experts and Counsel.

       The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Greenebaum Doll & McDonald PLLC, Louisville, Kentucky. William C. Ballard Jr., of counsel to Greenebaum Doll & McDonald PLLC, is a director of the Company and beneficially owns 20,500 shares of Common Stock of the Company.

     Item 6.  Indemnification of Directors and Officers.

       A. Elimination of Certain Liability. Pursuant to Article IX of the Registrant's Certificate of Incorporation ("Article IX"), a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of Section A of Article IX shall not adversely effect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

       B. Right to Indemnification. Subject to Section C of Article XI of the Registrant's Certificate of Incorporation, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as in effect from time to time ("ERISA"), penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The Registrant may, by action of its Board of Directors, provide indemnification to other employees or agents of the Registrant with the same scope and effect as the indemnification of directors and officers pursuant to Article IX.

       C. Procedure for Indemnification. Any indemnification under Article IX (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights then said law permitted the Registrant to provide prior to such amendment). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding (the "Disinterested Directors"); or (ii) if such a quorum of Disinterested Directors is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel and a written opinion; or (iii) by the stockholders. The majority of Disinterested Directors may, as they deem appropriate, elect to have the Registrant indemnify any other employee, agent or other person acting for or on behalf of the Registrant.

       D. Advances for Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a director or officer of the Registrant, or such other person acting on behalf of the Registrant as determined in accordance with Section C of Article IX, in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of a undertaking by or on behalf of the director, officer or other person to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified by the Registrant as authorized in Article IX or otherwise.

       E.  Right of Claimant to Bring Suit.  If a claim under Sections B or
     D of Article IX is not paid in full by the Registrant within 30 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Registrant) that the claimant has not met the stan dard of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Registrant to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Registrant. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       F. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by Article IX shall not be deemed exclusive of any other rights to which a claimant may be entitled under any law (common or statutory) by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to any action in another capacity while holding office or while employed by or acting as agent for the Registrant, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under Article IX shall be deemed to be a contract between the Registrant and each director and officer of the Registrant who serves or served in such capacity at any time while Article IX is in effect. Any repeal or modification of Article IX or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law shall not in any way diminish any rights to indemnification of such director, officer or the obligations of the Registrant arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of Article IX, references to "the Registrant" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IX of the Registrant's Certificate of Incorporation, with respect to the resulting or surviving corporation, as such person would if such person had served the resulting or surviving corporation in the same capacity.

       G. Insurance. The Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

       H. Severability. If any provision or provisions of Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of
     Article IX (including, without limitation, each portion of any paragraph of Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
     (2) to the fullest extent possible, the provisions of Article IX of the Registrant's Certificate of Incorporation (including, without limitation, each such portion of any paragraph of Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Item 7.  Exemption from Registration Claimed.

       Not Applicable.

     Item 8.  Exhibits.

       The following exhibits are filed as part of this Registration Statement:

          4.1 Restated Certificate of Incorporation (Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Reg. No. 333-06907 is incorporated herein by reference).

          4.2 Amended and Restated By-Laws (Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Reg. No. 333-06907 is incorporated herein by reference).

          5 Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.

          23.1  Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit
     5).

          23.2  Consent of Ernst & Young LLP.

          24 Powers of Attorney (included on signature page of the Registration Statement).

     Item 9.  Undertakings.

       (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference to the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Louisville, State of Kentucky, on August 20, 1997.

                                 ATRIA COMMUNITIES, INC.


                                 By: /s/ W. Patrick Mulloy, II
                                    ----------------------------------------
                                         W. Patrick Mulloy, II
                                    Chief Executive Officer and President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Patrick Mulloy, II, and J. Timothy Wesley and each of them such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Signature                       Title                             Date
    ---------                       -----                             ----


  /s/ W. Bruce Lunsford             Chairman of the Board        August 20, 1997
  -------------------------------
  W. Bruce Lunsford


  /s/ W. Patrick Mulloy, II         Chief Executive Officer,     August 20, 1997
  -------------------------------   President and Director
  W. Patrick Mulloy, II


  /s/ J. Timothy Wesley             Chief Financial Officer,     August 20, 1997
  -------------------------------   Vice President of
  J. Timothy Wesley                 Development and Secretary
                                    (Chief Financial and
                                    Accounting Officer)

  /s/ Sandra Harden Austen          Director                     August 20, 1997
  -------------------------------
  Sandra Harden Austen


  /s/ William C. Ballard Jr.        Director                     August 20, 1997
  -------------------------------
  William C. Ballard Jr.


  /s/ Peter J. Grua                 Director                     August 20, 1997
  -------------------------------
  Peter J. Grua


  /s/ Thomas T. Ladt                Director                     August 20, 1997
  -------------------------------
  Thomas T. Ladt


  /s/ R. Gene Smith                 Director                     August 20, 1997
  -------------------------------
  R. Gene Smith